Exhibit 99.1

StockerYale Appoints New Board Member

Salem, NH, February 07, 2007—StockerYale, Inc. (NASDAQ: STKR), a leading independent designer and manufacturer of structured light lasers, LED modules, specialty optical fibers for industrial OEMs and other photonics-based products, today announced that Robert J. Drummond, (63), has been appointed to its board of directors.

Mr. Drummond was a co-founder of Epsilon Data Management, Inc., a $140 million in sales, marketing services firm and one of the true pioneers in the field of database marketing. Drummond spent 28 years building Epsilon from a four-person start-up to a high tech growth company with a professional staff of 800. Epsilon went public in 1984 and was acquired by American Express in 1990. Drummond was CEO for six years before leaving in 1998.

Since leaving Epsilon, Mr. Drummond has worked with a number of early stage high tech companies in raising venture capital and developing and implementing growth strategies. He currently serves on the boards of three private technology companies and is on the Board of Directors for the Winchester Hospital and the Board of Trustees for Drexel University. Mr. Drummond holds a BSEE degree in electrical engineering from Drexel University and received an MBA from Harvard Business School.

“Bob’s more than 30 years of experience in the technology industry and his hands-on expertise in developing effective growth strategies for early stage high tech companies make him a valuable addition to the StockerYale board,” said Mark W. Blodgett, Chairman, President and Chief Executive Officer of StockerYale. “We look forward to benefiting from Bob’s expertise and insight as we execute on StockerYale’s strategic plan for long-term growth.”

“I am thrilled to be joining the StockerYale board,” said Mr. Drummond. “I feel that with the recent acquisition, new product offerings and a focused strategic business expansion plan, that StockerYale is now poised for significant growth. I look forward to being an active part of this process.”

Mr. Drummond’s appointment increases the board from seven to eight directors.

About StockerYale, Inc.

StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of structured light lasers, LED modules, and specialty optical fibers for industrial leading OEMs. In addition, the company manufactures fluorescent lighting products and phase masks. The Company serves a wide range of markets including the machine vision, industrial inspection, defense, telecommunication, sensors, and medical markets. StockerYale has offices and subsidiaries in the U.S., Canada, and Europe. For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including without limitation, those with respect to StockerYale’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: uncertainty that cash balances may not be sufficient to allow StockerYale to meet all of its business goals; uncertainty that StockerYale’s new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. Forward-looking statements represent management’s current expectations and are inherently uncertain. You should also refer to the discussion under “Factors Affecting Operating Results” in StockerYale’s annual report on Form 10-KSB and most recent quarterly report on Form 10-QSB for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

CONTACT:

PARAG DAVE

THE PIACENTE GROUP

TEL: 212-481-2050

EMAIL: PARAG@THEPIACENTEGROUP.COM

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